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EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We hereby consent to the incorporation by reference in this Registration Statement of Brooktrout, Inc. (the "Registrant") on Form S-8 of our reports dated February 3, 2000, appearing in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

/s/ Deloitte & TOUCHE LLP
Boston, Massachusetts

June 30, 2000